EXHIBIT 99.1
For Immediate Release
SPANISH BROADCASTING SYSTEM, INC. REPORTS
RESULTS FOR THE SECOND QUARTER 2006
- Q2 Radio Net Revenues increase 6% year-over-year -
COCONUT GROVE, FLORIDA, August 7, 2006 — Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and six-month periods ended June 30, 2006.
Results and Discussions
For the three-months ended June 30, 2006, Net Revenue totaled $48.8 million compared to $44.6 million for the same prior year period, resulting in growth of 10%. Radio net revenue totaled $47.4 million compared to $44.6 million for the same prior year period, resulting in growth of 6% primarily from local and barter revenues. This radio net revenue growth was primarily in our San Francisco, Los Angeles, New York and Puerto Rico markets, offset by a decrease in our Chicago market. Our new television segment, “MEGA TV”, which debuted on March 1, 2006, generated start-up net revenue of $1.4 million primarily from local revenues.
Operating Income totaled $11.6 million compared to $14.7 million for the same prior year period, resulting in a decrease of 21%. Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $12.5 million compared to $15.5 million for the same prior year period, resulting in a decrease of 19%. Excluding our start-up television segment’s operation loss of $5.2 million and SFAS No. 123(R) non-cash stock option expense of $0.5 million, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $18.2 million compared to $15.5 million for the same prior year period, resulting in an increase of 17%. The increase was primarily attributed to the increase in our radio net revenue. Same Station Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $18.3 million compared to $15.2 million for the same prior year period, resulting in an increase of 20%. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to non-GAAP financial measures.
For the three-months ended June 30, 2006, Income before Income Taxes and Discontinued Operations totaled $6.6 million compared to $2.7 million for the same prior year period. The increase resulted mainly from the decrease in Interest Expense, net, of $5.7 million due to our 2005 long-term debt refinancing and the repayment of our $100.0 million second lien credit facility in 2006, as well as, the Loss on Early Extinguishment of Debt that occurred in the prior year.
For the six-months ended June 30, 2006, Net Revenue totaled $86.6 million compared to $79.9 million for the same prior year period, resulting in growth of 8%. Radio net revenue totaled $84.8 million compared to $79.9 million for the same prior year period, resulting in growth of 6%, primarily from local revenue. This radio net revenue growth was primarily from all our markets, with the exception of Chicago. Our new television segment, “MEGA TV”, which debuted on March 1, 2006, generated start-up net revenue of $1.8 million, primarily from local revenues.
Operating Income totaled $67.2 million compared to $22.3 million for the same prior year period, resulting in an increase of 201%. Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $18.2 million compared to $24.0 million for the same prior year period, resulting in a decrease of 24%. Excluding our start-up television segment’s operation loss of $10.3 million and SFAS No. 123(R) non-cash stock option expense of $1.1 million, Adjusted Operating Income before Depreciation and Amortization and Gain on

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the Sale of Assets, net, a non-GAAP measure, totaled $29.6 million compared to $24.0 million for the same prior year period, resulting in an increase of 23%. The increase was primarily attributed to the increase in our radio net revenue. Same Station Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $29.6 million compared to $23.4 million for the same prior year period, resulting in an increase of 26%. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to non-GAAP financial measures.
     For the six-months ended June 30, 2006, Income before Income Taxes and Discontinued Operations totaled $53.8 million compared to $0.2 million for the same prior year period. The increase resulted mainly from the Gain on the Sale of Assets, net, of $50.8 million related to the sale of our radio stations KZAB-FM and KZBA-FM and a decrease in Interest Expense, net, of $10.5 million due to our 2005 long-term debt refinancing and the repayment of our $100.0 million second lien credit facility in 2006.
     “We are executing our business plan to capitalize on our premiere content and relationships in the creative community to drive audience and revenue shares across our radio portfolio, while fueling the development of Mega TV,” stated Raúl Alarcón, Jr., Chairman and CEO. “Our radio net revenue growth of 6% for the second quarter outpaced the general market, highlighting the power of our brands in consistently attracting Hispanic audiences in the nation’s top markets. We also made considerable progress in building Mega TV, as reflected by our impressive debut across several key demographic categories in the Spring ratings book. We are pleased with the initial performance of Mega TV and we are very optimistic that the investments we are making in content and promotion will support Mega TV’s growth. Looking ahead, we remain focused on maximizing the performance of our radio station group, while extending our brands across multiple platforms media to fully harness the growth of Hispanic America to the benefit of our shareholders.”
Non-GAAP Financial Measures
     Included below are tables that reconcile the three- and six-month ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP results. The tables reconcile Net Revenue to Same Station Net Revenue and reconciles Operating Income to Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, and Same Station Operating Income before Deprecation and Amortization and Gain on the Sale of Assets, net.
UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON- GAAP RESULTS

(Amounts in millions)	Three Months Ended June 30,		%
	2006	2005	Change
Net Revenue	$48.8	$44.6	10%
less: Non Same Station Net Revenue (1)	1.4	0.6

Same Station Net Revenue (1)	$47.4	$44.0	8%

Operating Income	$11.6	$14.7	-21%
add back: Depreciation & Amortization	0.9	0.8

Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net	$12.5	$15.5	-19%
add back: Non-cash stock option expense (2)	0.5	—
add back: New TV Segment (2)	5.2	—

Adjusted Operating Income before Depreciation & Amortization	$18.2	$15.5	17%
and Gain on the Sale of Assets, net, (2)
add back: Non Same Station Operating Results (1)	0.1	(0.3)

Same Station Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net (1)	$18.3	$15.2	20%

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UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON- GAAP RESULTS

(Amounts in millions)	Six Months Ended June 30,		%
	2006	2005	Change
Net Revenue	$86.6	$79.9	8%
less: Non Same Station Net Revenue (1)	2.1	1.2

Same Station Net Revenue (1)	$84.5	$78.7	7%

Operating Income	$67.2	$22.3	201%
add back: Depreciation & Amortization	1.8	1.7
add back: Gain on the Sale of Assets, net	(50.8)	—

Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net	$18.2	$24.0	-24%
add back: Non-cash stock option expense (2)	1.1	—
add back: New TV Segment (2)	10.3	—

Adjusted Operating Income before Depreciation & Amortization	$29.6	$24.0	23%
and Gain on the Sale of Assets, net, (2)
add back: Non Same Station Operating Results (1)	—	(0.6)

Same Station Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net (1)	$29.6	$23.4	26%

(1)	Same Station Results reflect stations operated during the same periods on a comparable monthly basis. The following stations were excluded from the results for the three- and six-months ended June 30, 2006 and 2005: Los Angeles- KZAB-FM and KZBA-FM (Disposed), WDEK (Disposed) and Miami TV station- WSBS-TV (Acquired). In addition, they exclude depreciation and amortization, gain on the sale of assets, net, LaMusica.com Internet results and non-cash stock option expense related to SFAS No. 123(R).

(2)	For greater comparability of our operating performance, our second quarter guidance for our radio segment excluded anticipated start-up expenses related to the new television segment of $5.0 to $6.0 million and non-cash stock option expense related to SFAS No. 123(R). Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, excludes start-up expenses related to the new television segment and non-cash stock option expense related to SFAS No. 123(R), which provides a basis for comparability on our operating performance for the three- and six-months ended June 30, 2006.
Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, and Same Station Results are not measures of performance or liquidity determined in accordance with GAAP in the United States. However, we believe that these measures are useful in evaluating our performance because they reflect a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. In addition, we believe Same Station Results provide a useful measure of performance because they present Operating Income, excluding the impact of any acquisitions or dispositions completed during the relevant periods, allowing us to measure only the performance of stations we owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a company’s operating performance and are used by us for internal budgeting purposes and to evaluate the performance of our stations and our consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income (Loss), Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, and Same Station Results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures used by other companies.

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Impact of the Adoption of SFAS No. 123(R) “Share-Based Payment”
     We adopted SFAS No. 123(R) using the modified prospective transition method beginning January 1, 2006. SFAS No. 123(R) requires that stock-based compensation expense be recognized on awards that are ultimately expected to vest, as such, stock-based compensation for the three- and six-month periods ended June 30, 2006 has been reduced for estimated forfeitures. When estimating forfeitures, we consider voluntary termination behaviors as well as trends of actual option forfeitures. The impact on our results of operations of recording stock-based compensation for the three- and six-month periods ended June 30, 2006 was as follows (in thousands):

	Three-Months Ended	Six-Months Ended
(in thousands 000’s)	June 30, 2006	June 30, 2006
Engineering and programming expenses	$176	$356
Selling, general and administrative expenses	87	174
Corporate expenses	250	550

Total	$513	$1,080

Third Quarter 2006 Outlook
     To provide greater comparability of our operating performance, our third quarter guidance will exclude any non-cash stock-based compensation expense (SFAS No. 123R). For the third quarter ending September 30, 2006, we expect our Radio Net Revenue growth and our Radio Operating Income before Depreciation and Amortization and Gain/loss on the Sale of Assets, net, growth to be in the low-single digit range over the comparable prior year period. Also, we expect our television segment to generate start-up operating losses of approximately $5.0 to $6.0 million.
     Our third quarter capital expenditures are projected to be in the range of $2.0 to $3.0 million, which include capital expenditures for the new television segment.
Second Quarter 2006 Conference Call
     We will host a conference call to discuss our second quarter 2006 financial results on Monday, August 7, 2006 at 2:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2822 ten minutes prior to the start time.
     If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Monday, August 14, 2006, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode: 7622767. There will also be a live web-cast of the teleconference on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day replay of the webcast will also be available on our corporate Web site.

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About Spanish Broadcasting System, Inc.
     Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and operates 20 radio stations located in the top Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico. The Company also owns and operates Mega TV, a television operation serving the South Florida market, and produces live concerts and events throughout the U.S. and Puerto Rico. In addition, the Company operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Chris Plunkett
Executive Vice President, Chief Financial Officer	Brainerd Communicators, Inc.
and Secretary	(212) 986-6667
(305) 441-6901

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     Below are the Unaudited Condensed Consolidated Statements of Operations and other information as of and for the three- and six-month periods ended June 30, 2006 and 2005.

	Three-Months Ended June 30,		Six-Months Ended June 30,
Amounts in thousands (except per share data)	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net revenue	$48,841	$44,575	$86,616	$79,914
Station operating expenses	32,713	25,310	61,231	48,493
Corporate expenses	3,661	3,733	7,189	7,434
Depreciation and amortization	905	824	1,832	1,654
Loss (gain) on the sale of assets, net of disposal costs	8	—	(50,793)	—

Operating income	11,554	14,708	67,157	22,333
Interest expense, net	(4,936)	(10,646)	(10,355)	(20,816)
Loss on early extinguishment of debt	—	(3,154)	(2,997)	(3,154)
Other income (expense), net	3	1,793	(23)	1,800

Income before income taxes and discontinued operations	$6,621	$2,701	$53,782	$163
Income tax expense (benefit)	4,190	2,579	(2,190)	—

Income before discontinued operations	2,431	122	55,972	163
Loss from discontinued operations, net of tax	—	(1)	—	(3)

Net income	$2,431	$121	$55,972	$160
Dividends on Series B preferred stock	(2,417)	(2,343)	(4,834)	(4,625)

Net income (loss) applicable to common stockholders	$14	$(2,222)	$51,138	$(4,465)

Basic and diluted income (loss) per common share:
Net income (loss) per common share before discontinued operations:
Basic and Diluted	$—	$(0.03)	$0.71	$(0.06)

Net loss per common share for discontinued operations:
Basic and Diluted	$—	$—	$—	$—

Net income (loss) per common share:

Basic and Diluted	$—	$(0.03)	$0.71	$(0.06)

Weighted average common shares outstanding:
Basic	72,381	72,381	72,381	72,381

Diluted	72,390	72,381	72,392	72,381

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Segment Data
Due to the commencement of our television operation, we began reporting two operating segments (radio and television). The following summary table presents separate financial data for each of our operating segments. We began evaluating the performance of our operating segments based on separate financial data for each operating segment as provided below (in thousands).

	Three-Months Ended				Six-Months Ended
	June 30,		Change		June 30,		Change
	2006	2005	$	%	2006	2005	$	%
	(In thousands)				(In thousands)
Net revenue:
Radio	$47,443	44,575	2,868	6%	$84,787	79,914	4,873	6%
Television	1,398	—	1,398	100%	1,829	—	1,829	100%

Consolidated	$48,841	44,575	4,266	10%	$86,616	79,914	6,702	8%

Operating income (loss) before depreciation and amortization and gain on sales of assets, net:
Radio	$21,333	19,265	2,068	11%	$35,689	31,421	4,268	14%
Television	(5,205)	—	(5,205)	100%	(10,304)	—	(10,304)	100%
Corporate	(3,661)	(3,733)	72	-2%	(7,189)	(7,434)	245	-3%

Consolidated	$12,467	$15,532	(3,065)	-20%	$18,196	$23,987	(5,791)	-24%

Depreciation and amortization:
Radio	$605	565	40	7%	$1,223	1,137	86	8%
Television	73	—	73	100%	130	—	130	100%
Corporate	227	259	(32)	-12%	479	517	(38)	-7%

Consolidated	$905	824	81	10%	$1,832	1,654	178	11%

Operating income (loss):
Radio	$20,720	18,700	2,020	11%	$85,259	30,284	54,975	182%
Television	(5,278)	—	(5,278)	100%	(10,434)	—	(10,434)	100%
Corporate	(3,888)	(3,992)	104	-3%	(7,668)	(7,951)	283	-4%

Consolidated	$11,554	$14,708	(3,154)	-21%	$67,157	$22,333	44,824	201%

Capital expenditures:
Radio	$994	826	168	20%	$1,523	1,515	8	1%
Television	923	—	923	100%	2,441	—	2,441	100%
Corporate	220	267	(47)	-18%	341	472	(131)	-28%

Consolidated	$2,137	1,093	1,044	96%	$4,305	1,987	2,318	117%

	As of June 30,
	2006	2005
Total Assets:
Radio	$885,276	1,320,169
Television	46,627	—

Consolidated	$931,903	1,320,169

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Selected Unaudited Balance Sheet Information and Other Data:

As of June 30,
Amounts in thousands	2006
Cash and cash equivalents	$59,808

Total assets	$931,903

Senior credit facilities term loan due 2012	$320,938
Non-interest bearing note due 2009, net	$15,174
Other debt	530

Total debt	$336,642

Series B preferred stock	$89,932

Total stockholders’ equity	$334,752

Total capitalization	$761,326

	Six-Months Ended June 30,
Amounts in thousands	2006	2005

Capital expenditures	$4,305	$1,987

Cash paid for income taxes, net	$389	$1,582